Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 31, 2022 relating to the financial statement of Tivic Health Systems, Inc. as of and for the years ended December 31, 2021 and 2020 appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

October 26, 2022